Healthcare Management Consulting • Project Development • Ventures

February 17, 2004

Mr. John T. Casey	Mr. Ken Howell
President and CEO	President
MedCath Corporation	Arizona Heart Hospital
10720 Sikes Place, Suite 300	1930 East Thomas Road
Charlotte, NC 28277	Phoenix, AZ 86016-7711
Edward B. Diethrich, MD
Medical Director
Arizona Heart Institute
2632 North 20th Street
Phoenix, AZ 85006

     Re: SSB Engagement Letter

Dear John, Ken and Ted:

As I have recently discussed with each of you, MedCath has asked Sokolov, Sokolov Burgess (“SSB”) to submit a “joint proposal” to work with MedCath Corporation, the Arizona Heart Hospital (“AHH”) and the Arizona Heart Institute (“AHI”) on several matters of interest to all three organizations. These include:

1.	Determination of timely issues and priorities for each organization relative to the existing and future relationship between all three parties.

2.	Evaluation of options for getting greater value out of the relationship (for all three organizations). These options will include (among other ideas):

•	How to leverage AHI expertise throughout the MedCath organization;

•	How to enhance AHI’s, AHH’s and MedCath’s reputation nationally as “centers of excellence” for heart and vascular care; and

•	How to improve the financial performance of the Arizona Heart Hospital.

Chairman: Jacque J. Sokolov, MD
5685 N. Scottsdale Rd., Ste E-100, Scottsdale, AZ 85250
Tel: 480-707-4521 - JJSPSO@aol.com

President: Mike Treacy	Managing Consultant: Chris Schaefer	Managing Consultant: Ted Schwab	Sr. Admin Consultant: Martha Valverde
1287 Tressler Drive	8006 North Bridge Way	16 A - Dudley Avenue	15 Venezia
Fort Washington, PA 19034	Maumee, Ohio 43537	Venice, California 90291	Newport Coast, CA
Tel: 215-542-2412	Tel: 419-865-1948	Tel: 310-401-0068	Tel: 562-595-9595 Ext: 8
miketreacy@att.net	adbeckcons@worldnet.att.net	tjschwab@earthlink.net	hcca@pacbell.net

Joint MedCath-AHH-AHI Engagement Letter
February 17, 2004

3.	Completion of an inventory of all intellectual property created out of the relationship between AHI, AHH and MedCath.

4.	Examination of succession issues at AHI and consideration of strategies for transitioning AHI to an organization less dependent on any single individual.

5.	Consideration of additional clinical research partnerships that could leverage the research activities at AHI and take advantage of MedCath’s ability to deliver high patient volume and numerous clinical settings for focused clinical trials.

6.	Evaluation of collaborative opportunities for obtaining additional research grants for AHI that would benefit all three parties.

Proposal for SSB Consulting Engagement

Definition of Total Project

SSB is proposing a two-phase approach to achieve the goals outlined above:

☐	Phase 1—Issues, Analysis and Solutions

☐	Phase 2—Implementation

This Engagement Letter addresses only Phase 1. Should SSB’s services be desired for Phase 2, a separate engagement letter can be developed at the conclusion of Phase 1.

Proposed Approach for Phase 1

SSB proposes the following steps for Phase 1:

☐	Step 1—Initial Interviews. SSB will interview key individuals at all three organizations to start the process of ascertaining each organization’s perspective, and will use that information to prepare a constructive agenda for Step 2. Interviews will focus on:

•	Each organization’s perspective on the current situation;

•	The issues and priorities that are important to each organization;

•	Each organization’s views on the potential for enhancing the existing relationship;

•	Each party’s thoughts about opportunities that ought to be pursued.

Joint MedCath-AHH-AHI Engagement Letter
February 17, 2004

Proposed Approach to Phase 1 (cont’d)

☐	Step 2—Joint Meetings. SSB will facilitate several meetings between senior MedCath management, AHH leadership and the leadership of AHI. The focus of these meetings will be a joint exploration of the following:

•	The potential that could be realized from the MedCath-AHH-AHI relationship;

•	A future vision for that relationship;

•	Specific opportunities that merit further exploration;

•	Near-term issues that need to be addressed;

•	A roadmap for moving the relationship toward fulfillment of the jointly developed vision.

☐	Step 3—Documentation and Commitment. SSB will record the conclusions from the joint meetings and prepare a “Term Sheet” outlining the decisions and agreements that have been reached as well as an “Action Plan” for moving forward. SSB will review drafts of these documents with all three parties and facilitate a joint meeting to discuss any open issues. Step 3 will conclude with the parties making formal commitments to each other to adopt the Term Sheet and the Action Plan, and to move forward as outlined in those documents.

Timing

SSB is prepared to begin Phase 1 immediately. The initial interviews could be completed within one month. The joint meeting process would probably take another 2-3 months, depending on how fast a pace the parties wish to pursue. At this time, we are assuming that Phase 1 in its entirety will take 3-4 months.

SSB Consulting Team

The SSB consulting team that will work on this project is well-suited to this assignment, in part because of our qualifications and in part because of our familiarity with MedCath and with AHI. The team members are listed below, and bios for them are set forth, along with other relevant background information about SSB, on our website at www.ssbsolutions.com.

Consulting Team for Phase 1

Jacque J. Sokolov, MD	Overall project leader; lead consultant
Michael E. Treacy, JD	Project manager; senior consultant

Joint MedCath-AHH-AHI Engagement Letter
February 17, 2004

Project Budget

Consulting Fees

Based on our initial conversations, we are assuming that SSB’s fees for this project will be shared 1/3-1/3-1/3 by MedCath Corporation, the Arizona Heart Hospital, and the Arizona Heart Institute.

At this stage, prior to more detailed discussions with the parties, it is impossible to know the level of SSB time commitment that will be required to achieve the Phase 1 goals. Accordingly, SSB is proposing that we begin the engagement on a time and materials basis, using SSB’s standard hourly rates (consistent with the other work that SSB has done for MedCath). These hourly rates range from $75 for executive administrative support to $95 for analyst support to $350 for Mike Treacy to $495 for me.

After we complete the initial interviews, SSB will prepare an estimated project budget for review and approval by all parties. Based on our previous discussions with you, and our experience with similar engagements, we estimate today that the total fee budget for Phase 1 will be in the range of $30,000 - $50,000.

Expenses

Our normal expense policies are as follows. Travel expenses are billed at cost, including airfare (coach), auto rental and other transportation (taxi, etc.). Mileage for driving personal cars is charged at the IRS allowable rate. All invoices will also include a standard charge equal to 2.5% of fees for miscellaneous costs expended on our client’s behalf, such as facsimile transmissions, overnight express, photocopies, on-line research, and long-distance and mobile telephone usage. Experience has shown this to be the most fair and practical way of recognizing expenses of this type.

Travel Time

There will be no charge for “travel-time” in connection with this engagement.

Invoicing Policies

SSB will submit invoices for our services, including expenses, twice per month. We will split the charges for the billing period into thirds, but each invoice will include documentation for all the work performed during that period. If, for any reason, any of you has questions about our billings, please contact us at the earliest possible time after receipt of our statement. Accordingly, if we do not hear from you shortly after your receipt of our statement, we will assume there are no questions.

Joint MedCath-AHH-AHI Engagement Letter
February 17, 2004

Closing

If you agree to the terms of this Letter of Engagement, please sign both enclosed copies and return one to me as soon as possible.

On behalf of SSB, let me thank you for this opportunity to work with MedCath Corporation, the Arizona Heart Hospital and AHI on this important assignment. We are looking forward to getting started, and to working with you and your teams.

Sincerely,

SOKOLOV, SOKOLOV, BURGESS

By: Jacque J. Sokolov, MD
Chairman

The undersigned agrees to the engagement of Sokolov, Sokolov, Burgess according to the terms described in this Engagement Letter.

     MEDCATH CORPORATION

By:		Date:
John T. Casey
President and CEO

The undersigned agrees to the engagement of Sokolov, Sokolov, Burgess according to the terms described in this Engagement Letter.

     ARIZONA HEART HOSPITAL

By:		Date:
Ken Howell
President

Note: Signature line for AHI follows on next page.

Joint MedCath-AHH-AHI Engagement Letter
February 17, 2004

The undersigned agrees to the engagement of Sokolov, Sokolov, Burgess according to the terms described in this Engagement Letter.

     ARIZONA HEART INSTITUTE

By:		Date:
Edward B. Diethrich, MD
Medical Director